KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY – September 3, 2008 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide grades sold in North America.

Effective September 3, 2008, prices for all Kronos titanium dioxide grades sold in North America will be increased by US$ 0.08 per pound.

This is a new price increase announcement and is in addition to price increases and surcharges announced for June and July 2008 for this region.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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